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                                                                     EXHIBIT 5.1

                     OPINION OF GIBSON, DUNN & CRUTCHER LLP

                                   MAY 18, 2000

(213) 229-7000

Ticketmaster Online-CitySearch, Inc.
790 E. Colorado Blvd., Suite 200
Pasadena, CA  91101

        Re: POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO REGISTRATION STATEMENT OF FORM S-1

        Ladies and Gentlemen:

        We have examined the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 (SEC File No. 333-81761) (the "Registration Statement") of Ticketmaster Online-CitySearch, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering from time to time by the stockholders identified therein of 99,714 shares of Class B Common Stock, par value $.01 per share, of the Company (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, including such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

        On the basis of the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on the statements of fact contained in the documents we have examined, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,



                                        /s/ GIBSON, DUNN & CRUTCHER LLP

KMD